UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 20, 2008

MACY'S, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)      On May 20, 2008, Macy's Corporate Services, Inc., a wholly-owned indirect subsidiary of Macy's, Inc. ("Macy's), entered into an Employment Agreement (the "Employment Agreement") with Susan D. Kronick, Vice Chair, who is a "Named Executive" in Macy's most recent proxy statement.

          The Employment Agreement is effective as of May 20, 2008 and has a term that expires on January 30, 2010, unless the term is extended by agreement of the parties.  In consideration for her services during the term of the Employment Agreement, Ms. Kronick will receive cash compensation in an amount not less than the greater of her current base salary as set forth on Exhibit A to the Employment Agreement or the base salary most recently approved by Macy's Board of Directors or its delegate.  If she is notified that her services are no longer required during the term (other than because of disability), the Employment Agreement provides that she will be entitled to severance payments.  She has also agreed to certain non-competition, confidentiality and non-solicitation covenants under the Employment Agreement.

          The description of the Employment Agreement contained herein is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits

		10.1	Employment Agreement, dated as of May 20, 2008, between Macy's Corporate Services, Inc. and Susan D. Kronick.

MACY'S, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY'S, INC.

Dated: May 20, 2008	By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: Senior Vice President, General Counsel and Secretary

Index to Exhibits

Index Number
10.1	Employment Agreement, dated as of May 20, 2008, between Macy's Corporate Services, Inc. and Susan D. Kronick.